Exhibit 10.11.11

AMENDMENT #9

TO

MASTER SERVICES AGREEMENT

This Amendment (“Amendment”) effective January 28, 2010 (“Amendment Effective Date”) is between Synacor, Inc. (“Synacor”) and Embarq Management Company, (“Client”) under which the parties hereto mutually agree to modify and amend the Synacor Master Services Agreement, dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any defined terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.0	Modification of Notice Period: The parties hereby agree that notwithstanding the required notice period set forth in Section 6.1 of the Agreement, Client shall have until February 16, 2010 to provide Synacor written notice of its intent not to renew the Agreement. If no notice is received by Synacor on or before February 16, 2010, the Agreement will automatically renew in accordance with its Section 6.1.

2.0	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.		Embarq Management Company

By:	/s/ Robert F. Cavallari	By:	/s/ Robert W. Smith II

Name:	Robert F. Cavallari	Name:	Robert W. Smith II

Title:	VP - Finance	Title:	Manager - Sourcing